Exhibit 99.(j)(2)

AMENDMENT

AMENDMENT made as of August 12, 2013 to that certain Custody Agreement dated as of November 7, 2002, as amended from time to time, between each Fund listed on the attached Schedule A thereto, , including any series thereof (the “Fund”) and The Bank of New York Mellon (formerly, The Bank of New York) (“Custodian”) (such Global Custody Agreement hereinafter referred to as the “Custody Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning assigned to them pursuant to the Custody Agreement.

WHEREAS, the parties wish to amend the Custody Agreement to add (i) the Prudential Real Estate Income Fund, Inc.; and (ii) the Prudential Jennison Global Infrastructure Fund, a series of Prudential World Fund, as parties to the Custody Agreement;

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.  Schedule A of the Custody Agreement shall be amended as set forth in Exhibit I to this Amendment, attached hereto and made a part hereof.

2.  Each party represents to the other that this Amendment has been duly executed.

3.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

4.  This Amendment shall become effective for each Fund as of the date of first service as listed in Exhibit I hereto upon execution by the parties hereto. From and after the execution hereof, any reference to the Custody Agreement shall be a reference to the Custody Agreement as amended hereby. Except as amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Fund and Custodian have caused this Amendment to be executed by their duly authorized representatives, as of the day and year first above written.

IN WITNESS WHEREOF, the Fund and Custodian have caused this Amendment to be executed by their duly authorized representatives, as of the day and year first above written.

EACH FUND LISTED ON SCHEDULE A HERETO

By:
Name:	Scott E. Benjamin
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:
Name:	Mary Jean Milner
Title:	Vice President

Exhibit I

SCHEDULE A TO THE CUSTODY AGREEMENT

INSURANCE FUNDS

RIC/Fund Name	Former Name	Date of First Service
Advanced Series Trust
AST AQR Emerging Markets Equity Portfolio		2/25/13
AST AQR Large-Cap Portfolio		4/29/13
AST BlackRock Global Strategies Portfolio		5/1/11
AST BlackRock iShares ETF Portfolio		4/29/13
AST Bond Portfolio 2015		1/28/08
AST Bond Portfolio 2016		1/1/09
AST Bond Portfolio 2017		12/31/09
AST Bond Portfolio 2018		1/28/08
AST Bond Portfolio 2019		1/28/08
AST Bond Portfolio 2020		1/1/09
AST Bond Portfolio 2021		12/31/09
AST Bond Portfolio 2022		12/31/10
AST Bond Portfolio 2023		12/28/11
AST Bond Portfolio 2024		11/14/12
AST Clearbridge Dividend Growth Portfolio		2/25/13
AST Defensive Asset Allocation Portfolio		4/29/13
AST Franklin Templeton Founding Funds Allocation Portfolio		3/25/12
AST Franklin Templeton Founding Funds Plus Portfolio		4/29/13
AST Investment Grade Bond Portfolio		1/28/08
AST Jennison Large Cap Growth Portfolio		9/25/09
AST Jennison Large Cap Value Portfolio		9/25/09
AST Long Duration Bond Portfolio		2/25/13
AST MFS Large-Cap Value Portfolio		8/20/12
AST Neuberger Berman Core Bond Portfolio		10/5/11
AST New Discovery Asset Allocation Portfolio		3/25/12
AST Prudential Core Bond Portfolio		10/5/11
AST QMA Emerging Markets Equity Portfolio		2/25/13
AST QMA Large-Cap Portfolio		4/29/13
AST Quantitative Modeling Portfolio		5/1/11
AST Wellington Management Hedged Equity Portfolio	AST Aggressive Asset Allocation Portfolio	5/1/11
AST Western Asset Emerging Markets Debt Portfolio		8/20/12

Prudential Series Fund
Conservative Balanced Portfolio	7/25/05
Diversified Bond Portfolio	7/25/05
Flexible Managed Portfolio	7/25/05
Global Portfolio	7/25/05
Government Income Portfolio	7/25/05
High Yield Bond Portfolio	7/25/05
Jennison Portfolio	7/25/05
Jennison 20/20 Focus Portfolio	7/25/05
Money Market Portfolio	9/12/05
Natural Resources Portfolio	7/25/05
Small Capitalization Stock Portfolio	7/25/05
Stock Index Portfolio	7/25/05
Value Portfolio	7/25/05
SP Prudential U.S. Emerging Growth Portfolio	7/25/05
Prudential Gibraltar Fund	7/25/05

RETAIL FUNDS

RIC/Fund Name	Former Name	Date of First Service
Prudential Global Total Return Fund, Inc.	Dryden Global Total Return Fund, Inc.	6/6/05
Prudential Investment Portfolios, Inc.
Prudential Asset Allocation Fund	Dryden Asset Allocation Fund, Dryden Active Allocation Fund	6/6/05
Prudential Jennison Equity Opportunity Fund	Jennison Equity Opportunity Fund	6/27/05
Prudential Jennison Growth Fund	Jennison Growth Fund	6/27/05
Prudential Conservative Allocation Fund	JennisonDryden Conservative Allocation Fund	7/25/05
Prudential Growth Allocation Fund	JennisonDryden Growth Allocation Fund	7/25/05
Prudential Moderate Allocation Fund	JennisonDryden Allocation Fund	7/25/05
Prudential Investment Portfolios 2	Dryden Core Investment Fund
Prudential Core Short Term Bond Fund	Short Term Bond Series	6/6/05
Prudential Core Taxable Money Market Fund	Taxable Money Market Series	6/6/05
Prudential Investment Portfolios 3	Jennison Dryden Opportunity Funds, Strategic Partners Opportunity Funds
Prudential Jennison Market Neutral Fund		4/23/10
Prudential Jennison Select Growth Fund	Jennison Select Growth Fund, Strategic Partners Focused Growth Fund	12/9/02
Prudential Real Assets Fund		12/30/10
Prudential Real Assets Subsidiary, Ltd.		12/30/10

Prudential Investment Portfolios 4	Dryden Municipal Bond Fund
Prudential Muni High Income Fund	High Income Series	6/6/05
Prudential Investment Portfolios 5	Strategic Partners Style Specific Funds
Prudential Jennison Conservative Growth Fund		11/18/02
Prudential Investment Portfolios 6	Dryden California Municipal Fund
Prudential California Muni Income Fund		9/12/05
Prudential Investment Portfolios 7	JennisonDryden Portfolios
Prudential Jennison Value Fund		6/27/05
Prudential Investment Portfolios 8	Dryden Index Series Fund
Prudential Stock Index Fund		6/27/05
Prudential Investment Portfolios 9	Dryden Tax-Managed Funds
Prudential International Real Estate Fund		12/21/10
Prudential Large-Cap Core Equity Fund	Dryden Large-Cap Core Equity Fund	6/27/05
Prudential Absolute Return Bond Fund		3/30/11
Prudential Investment Portfolios 12	Prudential Global Real Estate Fund
Prudential US Real Estate Fund		12/21/10
Prudential Investment Portfolios, Inc. 14	Prudential Government Income Fund, Inc.
Prudential Government Income Fund	Dryden Government Income Fund, Inc.	7/25/05
Prudential Floating Rate Income Fund		3/30/11
Prudential Investment Portfolios, Inc. 15	Prudential High Yield Fund, Inc., Dryden High Yield Fund, Inc.
Prudential Short Duration High Yield Income Fund		9/24/12
Prudential High Yield Fund		7/25/05
Prudential Jennison 20/20 Focus Fund	Jennison 20/20 Focus Fund	6/27/05
Prudential Jennison Blend Fund, Inc	. Jennison Blend Fund, Inc., Strategic Partners Equity Fund, Inc.	9/12/05
Prudential Jennison Mid-Cap Growth Fund, Inc.	Jennison Mid-Cap Growth Fund, Inc., Jennison U.S. Emerging Growth Fund, Inc.	6/27/05
Prudential Jennison Natural Resources Fund, Inc.	Jennison Natural Resources Fund, Inc.	6/27/05
Prudential Jennison Small Company Fund, Inc.	Jennison Small Company Fund, Inc.	6/27/05
Prudential MoneyMart Assets, Inc.	MoneyMart Assets, Inc.	6/6/05
Prudential National Muni Fund, Inc.	Dryden National Municipals Fund, Inc.	9/12/05
Prudential Sector Funds	Jennison Sector Funds, Inc.

Prudential Financial Services Fund	Jennison Financial Services	6/27/05
Prudential Health Sciences Fund d/b/a Prudential Jennison Health Sciences Fund	Jennison Health Sciences Fund	6/27/05
Prudential Utility Fund d/b/a Prudential Jennison Utility Fund	Jennison Utility Fund	6/27/05
Prudential Short-Term Corporate Bond Fund, Inc.	Dryden Short-Term Bond Fund, Inc.	6/6/05
Prudential Total Return Bond Fund, Inc.	Dryden Total Return Bond Fund, Inc.	7/25/05
Prudential World Fund, Inc.
Prudential Emerging Markets Debt Local Currency Fund		3/30/11
Prudential International Equity Fund		6/6/05
Prudential Jennison Global Infrastructure Fund
Prudential Jennison Global Opportunities Fund		3/14/12
Prudential Jennison International Opportunities Fund		6/5/12

CLOSED END FUNDS

RIC/Fund Name	Former Name	Date of First Service
The Asia Pacific Fund		10/17/05
The Greater China Fund, Inc.		5/1/11
Prudential Short Duration High Yield Fund, Inc.		3/8/12
Prudential Global Short Duration High Yield Fund, Inc.		9/24/12
Prudential Real Estate Income Fund, Inc.		8/12/13